                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "REGISTRATION RIGHTS AGREEMENT") is dated as of April 19, 2005 by and among OmniVision Technologies, Inc., a Delaware corporation ("OMNIVISION"), and the holders listed on Schedule A hereto (each, a "HOLDER", collectively, the "HOLDERS"). This Registration Rights Agreement is effective as of the Effective Time, as such term is defined in the Merger Agreement (as defined below).

                                   BACKGROUND

      This Registration Rights Agreement is made pursuant to the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of March 25, 2005, by and among OmniVision, Ski-Jump Acquisition Corp., a Delaware corporation ("MERGER SUB"), CDM Optics, Inc., a Delaware corporation ("CDM") and the other parties listed on the signature pages thereto, pursuant to which shares of common stock, par value $0.001 per share, of OmniVision ("COMMON STOCK") will be issued to the Holders in connection with the merger of Merger Sub with and into CDM (the "MERGER"). Capitalized terms not otherwise defined herein have the meanings set forth in the Merger Agreement.

                                    AGREEMENT

      In consideration of the foregoing recital and the mutual promises set forth in this Registration Rights Agreement, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or California are authorized or obligated by law or executive order to close.

      "FORM S-3" means a Registration Statement on Form S-3 or any successor form that includes only those items and that information required to be included in Parts I and II of such Form, and does not include any additional or extraneous items or information (i.e., a lengthy description of OmniVision or OmniVision's business, strategy or strengths).

      "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

      "REGISTRABLE SECURITIES" means (i) all shares of Common Stock issued to the Holders in the Merger pursuant to Section 2.3 and Section 2.5 of the Merger Agreement (including Contingent Shares) and (ii) any shares of Common Stock issued as a dividend or distribution with respect to, or in exchange for, or in replacement of the shares described in clause (i), excluding in all cases, however, any such shares sold pursuant to this Registration Rights Agreement or if all such shares held by a Holder and its Affiliates are transferable in any three-month period under Rule 144 promulgated under the Securities Act.

      "REGISTRABLE SECURITIES THEN OUTSTANDING" means the number of shares of Common Stock that are Registrable Securities and are then issued and outstanding.

      "REGISTRATION STATEMENT" means the Form S-3 registration statement filed by OmniVision with the SEC pursuant to Section 2.1 hereof; provided, however, if OmniVision is not eligible to use a Form S-3 registration statement to fulfill its obligations under Section 2.1 hereof, then the Registration Statement means the Form S-1 or Form S-2 registration statement filed by OmniVision, as determined by OmniVision, with the SEC pursuant to Section 2.1 hereof.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SEC" or "COMMISSION" means the United States Securities and Exchange
            Commission.

                                   ARTICLE II
                                  REGISTRATION

      2.1 OmniVision's Obligation. Subject to receipt of necessary information in writing from the Holders, including without limitation, the Securityholder Representation Agreements (including the Investor Suitability Questionnaire attached as Annex A thereto) duly executed and properly completed, OmniVision will prepare and file with the SEC, as soon as practicable after the Effective Time, but in no event later than thirty (30) days from the Effective Time, the Registration Statement to enable the resale of the Registrable Securities by the Holders from time to time during the Registration Period (defined below) through the automated quotation system of the Nasdaq Stock Market (or such other market, quotation system or exchange on which the Common Stock may then be listed) or in privately negotiated transactions. OmniVision will use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing. Once the Registration Statement has been declared effective by the SEC, OmniVision will use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement current and effective until the earliest to occur of (i) the second anniversary of the Closing Date, provided that such period will be extended by the number of days of any Deferral (defined below) or Suspension (defined below); (ii) the date on which all Registrable Securities may be sold within any three-month period under Rule 144 promulgated under the Securities Act; and (iii) the date on which all Registrable Securities have been sold pursuant to the Registration Statement (the "REGISTRATION PERIOD"). Thereafter, OmniVision shall be entitled to withdraw the Registration Statement and the Holders will have no further right to offer or sell any of the Registrable Securities pursuant to the Registration Statement. The parties understand and agree that the offer and sale of Registrable Securities pursuant to the Registration Statement will not be underwritten. Subject to the provisions in the following sentence, OmniVision will not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 if (a) a material event has occurred or may occur that has not been publicly disclosed (provided that nothing herein requires the disclosure of such information to the Holders) or (b) OmniVision determines in good faith that a registration could materially interfere with any financing, acquisition, disposition, corporate reorganization or other material transaction involving OmniVision or any of its subsidiaries (taken as a whole). If any event in clause (a) or (b) occurs, OmniVision will have the right to defer (a "DEFERRAL") taking such action for a period of not more than one hundred and twenty (120) days after written notice of such Deferral is given to the Representative and the Holders. Notwithstanding the foregoing, OmniVision shall only be entitled to a single Deferral of up to one hundred and twenty (120) days under this Registration Rights Agreement (unless the Representative otherwise consents in writing).

      2.2 Suspension. In the event:

            (a) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement,

            (b) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,

            (c) of the receipt by OmniVision of any notification with respect to the suspension or the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose,

            (d) of any event or circumstance which necessitates the making of any changes in the Registration Statement, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus included in the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

            (e) a good faith determination of OmniVision is made that continued use by the Holders of the Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement of material, nonpublic information concerning OmniVision, its business or prospects or any proposed transaction involving OmniVision and that it is essential to suspend the use by the Holders of such Registration Statement for purposes of effecting offers or sales of Registrable Securities thereto, then OmniVision will deliver a certificate or notice in writing, which may include an electronic transmission, to the Representative and the Holders (the "SUSPENSION NOTICE") to the effect of the foregoing and, upon delivery of such Suspension Notice, the Holders will stop selling any Registrable Securities pursuant to the Registration Statement (a "SUSPENSION") until the Holders' receipt of copies of a supplemented or amended Registration Statement that has been prepared and filed by OmniVision or until they are advised in writing, which may include an electronic transmission, by OmniVision that the current Registration Statement may be used. The receipt of any Suspension Notice by the Holders and the Representative shall not be disclosed, and shall be kept in strict confidence, by the Holders and the Representative. Notwithstanding the foregoing, the Holders shall not be prohibited (unless the Representative otherwise consents in writing) from selling Registrable Securities pursuant to the Registration Statement as a result of Suspensions under this Section 2.2 for more than an aggregate of one hundred and twenty (120) days in any twelve-month period.

      2.3 Other Shareholder/Company Piggyback. OmniVision may elect to include shares of Common Stock for its own account or the account of any of its other secuirtyholders in the Registration Statement.

      2.4 Restrictions on Holders. The Holders agree that they will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as otherwise permitted by law (and subject to any other restrictions contained in agreements to which Holder is a party) and that they will each promptly notify OmniVision in writing of any changes in the information set forth in the Registration Statement regarding each such Holder or its plan of distribution. No Holder will have any right to obtain or seek any injunction restraining or otherwise delaying any registration hereunder as a result of any controversy that might arise with respect to the interpretation or implementation of this Registration Rights Agreement. OmniVision is entitled to instructs its transfer agent to impose "stop transfer instructions" with respect to the Registrable Securities whenever the transfer of such Registrable Securities is prohibited pursuant to this Registration Rights Agreement or applicable law.

      2.5 Expenses. All expenses incident to OmniVision's performance of or compliance with the registration pursuant to ARTICLE II consisting of all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger expenses, telephone and delivery expenses, and fees and disbursements of OmniVision counsel and of independent certified public accountants of OmniVision, will be borne by OmniVision. OmniVision will also pay its internal expenses and the fees and expenses of any Person retained by OmniVision. In addition, OmniVision agrees to pay the reasonable fees and disbursements of up to $5,000 of one counsel (designated by the Representative) to all Holders in connection with the filing of the Registration Statement. Transfer taxes, if any, will be borne by each Holder in proportion to the number of Registrable Securities included in the Registration Statement by such Holder.

                                  ARTICLE III
                      OBLIGATIONS OF OMNIVISION AND HOLDERS

      3.1 OmniVision Actions. Whenever required to effect the registration of any Registrable Securities under this Registration Rights Agreement, OmniVision will, as expeditiously as commercially reasonable:

            (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (b) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they reasonably may request in writing in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

            (c) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as will reasonably be requested by the Holders, provided that OmniVision will not be required in connection therewith or as a condition thereto to qualify to do business, subject OmniVision to taxes, or to file a general consent to service of process in any such states or jurisdictions;

            (d) use all reasonable efforts to cause all such Registrable Securities registered pursuant to this Registration Rights Agreement to be listed on each securities exchange or quotation system on which OmniVision's Common Stock is then listed;

            (e) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

            (f) notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

            (g) advise each selling Holder and underwriters promptly (i) when the prospectus or any prospectus supplement relating to the registration statement filed on behalf of such selling Holders or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the registration statement or amendments or supplements relating to the registration statement filed on behalf of such selling Holders to the prospectus or for additional information relating thereto, or (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registration Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes.

      3.2 Holders Must Furnish Information. No Holder may include any of its Registrable Securities in any Registration Statement pursuant to this Registration Rights Agreement unless and until such Holder furnishes to OmniVision a timely duly executed and completed Securityholder Representation Agreement (including any exhibits or attachments thereto). It will be a condition precedent to the obligations of OmniVision to take any action pursuant to ARTICLE II that the selling Holders will furnish to OmniVision such information in writing regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as will be required to timely effect the registration of their

Registrable Securities. OmniVision will permit a single firm of legal counsel designated by the Representative to review the Registration Statement and all amendments and supplements thereto on behalf of all of the Holders for a reasonable period of time prior to its filing with the SEC; provided, that any timing requirements imposed on OmniVision by this Registration Rights Agreement with respect to the filing or effectiveness of the Registration Statement shall be stayed pending such counsel's review. Each Holder hereby covenants with OmniVision not to make any sale of the Registrable Securities under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and further agrees to comply with reasonable requests of OmniVision and/or its transfer agent to provide additional information and representations concerning such sale.

      3.3 Financial Statements in the Ordinary Course. In connection with the registration of the Registrable Securities required pursuant to the provisions hereof, unless required by the SEC, OmniVision will not be required to include in the registration statement financial statements for any period other than a period for which OmniVision regularly prepares financial statements in the regular conduct of its business, or to furnish audited financial statements for any period other than its regular fiscal year, or to furnish any such financial statements (audited or unaudited) at any time other than the time when such financial statements are made available by OmniVision in the regular conduct of its business.

                                   ARTICLE IV
                                 INDEMNIFICATION

      If any Registrable Securities are included in a registration statement pursuant to this Registration Rights Agreement:

      4.1 By OmniVision. To the extent permitted by law, OmniVision will indemnify and hold harmless each Holder and each of its directors, officers, and other Affiliates (if any) against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

            (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein, or any amendments or supplements thereto; or

            (b) the omission or alleged omission to state in such registration statement, including any final prospectus contained therein, or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading.

OmniVision will also reimburse each such Holder and each of its directors, officers, and other Affiliates (if any) for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.1 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of OmniVision, which consent will not be unreasonably withheld, nor will OmniVision be liable in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, officer, director or controlling person of such Holder or (ii) if the Registrable Securities in respect of which such loss, claim, damage, liability or action is asserted has been delivered after sale without being accompanied or preceded by a final prospectus.

      4.2 By Holders. To the extent permitted by law, each Holder will indemnify and hold harmless OmniVision, each of its directors, officers, and each other Affiliate of OmniVision and any other Holder selling securities under such registration statement and any of such other Holder's Affiliates against any losses, claims, damages or liabilities (joint or several) to which OmniVision or any such director, officer, controlling person or other such Holder, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by OmniVision or any such director, officer, controlling person or other Holder, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the indemnity agreement contained in this Section 4.2 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent will not be unreasonably withheld, provided, further that no such Holder will be required to indemnify any amount under this Section 4.2 in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement.

      4.3 Notice. Promptly after receipt by an indemnified party under this
ARTICLE IV of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this ARTICLE IV, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if, in the opinion of such indemnifying party's counsel, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this ARTICLE IV, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this ARTICLE IV.

      4.4 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any Holder exercising rights under this Registration Rights Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this ARTICLE IV but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this ARTICLE IV provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this ARTICLE IV then, and in each such case, OmniVision and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and OmniVision and other selling Holders will be responsible for the remaining portion; provided, however, that, in any such case, (i) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V
                               GENERAL PROVISIONS

      5.1 Assignment. Except as provided in this Section 5.1, neither this Registration Rights Agreement nor any of the rights, interests or obligations under this Registration Rights Agreement will be assigned, in whole or in part, by operation of law or otherwise by any Holder without the prior written consent of OmniVision. Subject to the preceding sentence, this Registration Rights Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. The rights to cause OmniVision to register Registrable Securities granted to the Holders under this Registration Rights Agreement may be assigned by will or the laws of intestacy, provided that such transfer may otherwise be effected in accordance with applicable securities laws to the satisfaction of OmniVision and written notice of the transfer is given to OmniVision of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided, further, that the transferee or assignee of such rights agrees in writing to be bound by the terms of this Registration Rights Agreement as if such transferee were a party hereto.

      5.2 Amendment. Unless otherwise provided for herein, any provision of this Registration Rights Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of OmniVision and the Holders holding Registrable Securities then outstanding representing a majority of all of the Holders' Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 5.2 will be binding upon each Holder, OmniVision and the Representative.

      5.3 Termination. This Registration Rights Agreement shall terminate at the expiration of the Registration Period.

      5.4 Notices. All notices, requests, claims, demands and other communications under this Registration Rights Agreement will be in writing and will be deemed given (a) upon transmitter's confirmation of a receipt of a facsimile or electronic transmission, (b) when delivered, if delivered personally (including by courier), (c) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested), or (d) on the day after mailing, if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery, addressed at the following addresses:

                  (i) if to a Holder, at such Holder's respective address as set forth below such Holder's name on Schedule A;

                  (ii) if to OmniVision, to OmniVision Technologies, Inc., 1341
            Orleans Drive, Sunnyvale, CA 94809; Facsimile: (408) 542-3001;

                  (iii) if to the Representative, to R.C. Mercure, Jr., 370 17th
            Street, Boulder, CO 80302; Facsimile: (303) 449-5594.

Any party may by notice so given change its address for future notices hereunder by giving five (5) Business Days advance notice to all other parties.

      5.5 Entire Agreement. This Registration Rights Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Registration Rights Agreement and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. In the event of any express conflict between the terms of this Registration Rights Agreement, the Merger Agreement and the other agreements referenced herein and therein to which both OmniVision and the Holder are a party, this Registration Rights Agreement shall govern.

      5.6 Governing Law. The internal laws of the State of California, irrespective of its conflicts of law principles, shall govern the validity of this Registration Rights Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided, however, that issues involving securities laws shall be subject to the provisions of any applicable federal and state securities laws.

      5.7 Severability. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Registration Rights Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

      5.8 Counterparts. This Registration Rights Agreement may be executed in counterparts (including facsimile), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                             OMNIVISION TECHNOLOGIES, INC.,
                             a Delaware corporation

                             By: /s/ Shaw Hong
                                 -----------------------------------------------
                             Name: Shaw Hong

                             Title: President and Chief Executive Officer

          [SIGNATURE PAGE TO OMNIVISION REGISTRATION RIGHTS AGREEMENT]

                                         /s/ Edward Dowski, Jr.
                                         -----------------------------------
                                         Edward Dowski, Jr.

                                         /s/ W. Thomas Cathey, Jr.
                                         -----------------------------------
                                         W. Thomas Cathey, Jr.

          [SIGNATURE PAGE TO OMNIVISION REGISTRATION RIGHTS AGREEMENT]

                                    /s/ R.C. Mercure, Jr.
                                    --------------------------------------------
                                    R.C. Mercure, Jr.

                                    /s/ Gregory E. Johnson
                                    --------------------------------------------
                                    Gregory E. Johnson

                                    /s/ Jeffrey Nissley
                                    --------------------------------------------
                                    Jeffrey Nissley

                                    University License Equity Holding, Inc.

                                    By: /s/ David N. Allen
                                        ----------------------------------------
                                    Name: David N. Allen
                                    Title: Secretary

                                    /s/ Vladislav Chumachenko
                                    --------------------------------------------
                                    Vladislav Chumachenko

                                    /s/ Carol Cogswell
                                    --------------------------------------------
                                    Carol Cogswell

                                    /s/ Robert Cormack
                                    --------------------------------------------
                                     Robert Cormack

                                    /s/ Kenneth S. Kubala
                                    --------------------------------------------
                                    Kenneth S. Kubala

                                    /s/ Ash K. Macon
                                    --------------------------------------------
                                    Ash K. Macon

                                    /s/ Ramkumar Narayanswamy
                                    --------------------------------------------
                                    Ramkumar Narayanswamy

          [SIGNATURE PAGE TO OMNIVISION REGISTRATION RIGHTS AGREEMENT]

                                                /s/ Goran M. Rauker
                                                -------------------------------
                                                Goran M. Rauker

                                                /s/ Joel Rutkowski
                                                -------------------------------
                                                Joel Rutkowski

                                                /s/ Inga Tamayo
                                                -------------------------------
                                                Inga Tamayo

                                                /s/ Paulo Silveira
                                                -------------------------------
                                                Paulo Silveira

                                                /s/ Hans Wach
                                                -------------------------------
                                                Hans Wach

          [SIGNATURE PAGE TO OMNIVISION REGISTRATION RIGHTS AGREEMENT]

                                   SCHEDULE A

                               SCHEDULE OF HOLDERS

NAME AND ADDRESS

R.C. Mercure, Jr.
[Address]

W. Thomas Cathey, Jr.
[Address]

Edward Dowski, Jr.
[Address]

Gregory E. Johnson
[Address]

Jeffrey Nissley
[Address]

University License Equity Holding, Inc.
[Address]

Vladislav Chumachenko
[Address]

Carol Cogswell
[Address]

Robert Cormack
[Address]

Kenneth S. Kubala
[Address]

Ash K. Macon
[Address]

Ramkumar Narayanswamy
[Address]

Goran M. Rauker
[Address]

Joel Rutkowski
[Address]


                                  SCHEDULE A-1

Inga Tamayo
[Address]

Paulo Silveira
[Address]

Hans Wach
[Address]

                                  SCHEDULE A-2